[AutoInfo Logo]

                                                  April 10, 1995


Mr. Scott Zecher
1341 Hudson Road
Teaneck, New Jersey  07666

                 Re: Employment Agreement dated January 1, 1994

Dear Scott:

     Reference is made to the Employment Agreement dated as of January 1, 1994 by and between AutoInfo, Inc. (the "Company") and you (the "Agreement").

     On April 10, 1995 the Compensation Committee of The Board of Directors of the Company by unanimous approval made the following amendments to the
Agreement:

     1. The term of the Agreement has been extended through and including April 30, 1998 and paragraph 3 of the Agreement is hereby amended accordingly;

     2. Your salary shall be at the rate of $150,000 per year and paragraph 4 of the Agreement is hereby amended accordingly; and

     3. For the twelve month period commencing on the date hereof, you shall be entitled to a bonus in the amount of $100,000 payable in two equal installments. Paragraph 5 of the Agreement is hereby amended accordingly; provided, however, that at the end of such twelve month period the existing provisions of paragraph 5 shall continue in full force and effect.

     All of the other terms and conditions of the Agreement shall remain in full force and effect and shall not be effected by this amendment.

                                            By Order of the Board of Directors


                                            /s/ Andrew Gaspar
                                            ------------------------------------
                                            Andrew Gaspar, Chairman of the Board


AGREED TO ACCEPTED:


     /s/ Scott Zecher
     -------------------
         Scott Zecher

                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of January 1, 1994 by and between AutoInfo, Inc., a Delaware corporation ("Auto") and Scott Zecher residing at 1341 Hudson Road, Teaneck, New Jersey 07666 ("Zecher").

     WHEREAS, Zecher is currently the President and Chief Operating Officer of Auto; and

     WHEREAS, the Company desires to assure itself of the benefit of Zecher's services and experience for a period of time; and

     WHEREAS, Zecher is willing to enter into an agreement to that end with the Company upon the terms and conditions herein set forth.

     NOW THEREFORE, in consideration of the premises and covenants herein contained, the parties hereto agree as follows:

     1. Employment. Auto hereby employs Zecher as its President and Chief Operating Officer and Zecher hereby accepts such employment and agrees to perform his duties and responsibilities hereunder in accordance with the terms and conditions hereinafter set forth.

     2. Duties and Responsibilities. Zecher shall be the President and Chief Operating Officer of Auto during the Employment Term (as defined below), with full authority with respect to all operations of Auto. Zecher shall report to and be subject to the direction of the Chairman of the Board ("Chairman") and Board of Directors (the "Board") of Auto and Zecher shall perform such duties as may be assigned to him from time to time by the Chairman or the Board; provided, that such duties shall be of a nature consistent with the dignity and authority of the positions of President and Chief Operating Officer. During the Employment Term Zecher shall, subject to the Company's vacation policy, devote substantially all of his normal business time and attention to the businesses of Auto and its subsidiaries and affiliates and shall perform such duties in a diligent, trustworthy, loyal, businesslike and efficient manner, all for the purpose of advancing the business of Auto and its subsidiaries and affiliates.

Nothing contained in this Agreement shall be deemed to prohibit Zecher from devoting a nominal amount of his time to his (and his family's) personal investments, provided, however, that, in case of conflict, the performance of Zecher's duties under this Agreement shall take precedence over his activities with respect to such investments.

     3. Term. The Term of this Agreement shall commence on the date hereof and shall continue until July 31, 1997, unless terminated prior thereto in accordance with the terms and provisions hereof (the "Employment Term").

     4. Compensation. Auto shall pay to Zecher a salary at the rate of $144,000 per year, payable in such manner as Auto shall determine, but in no event any less often than monthly, less withholding required by law and other deductions agreed to by Zecher. Zecher's annual salary may be increased during the Employment Term in the sole discretion of the Board.

     5. Bonus. In addition to the compensation provided for in Paragraph 4 of this Agreement, Zecher shall during the Employment Term participate in the
Company's then existing and effective profit sharing and bonus plans. Furthermore Zecher shall receive such other bonuses as determined in the sole discretion of the Board. Any bonuses shall be paid in such manner as the parties mutually agree.

     6. Principal Office Without Zecher's consent, Auto shall not require Zecher to maintain his principal office in any location other than the Northern New Jersey area.

     7. Expenses and Benefits.

     (a) Auto shall, consistent with Auto's policy of reporting and reimbursement of business expenses, reimburse Zecher for such other ordinary and necessary entertainment and business related expenses as shall be incurred by Zecher in the course of the performance of his duties under this Agreement.

     (b) Auto recognizes that Zecher will be required to incur significant travel in rendering services to Auto hereunder and in connection therewith Auto shall during the Employment Term provide Zecher with an automobile (which Auto at its option may either purchase or lease in its or Zecher's name) which the parties agree shall be an automobile of Zecher's reasonable choice and Auto shall pay all of the expenses associated with the operation of such automobile including, without limitation, maintenance, fuel, repair and insurance costs. Zecher shall have the right upon termination of this Agreement to have any automobile lease assigned to him upon his assumption of the obligations thereunder.

     (c) Zecher shall be entitled to participate, to the extent he qualifies, in such life insurance, hospitalization, disability and other medical insurance plans or programs as are generally made available to executive officers of Auto which shall be consistent with the programs and benefits currently offered to Zecher.

     8. Termination.

     (a) Auto shall have the right to terminate this Agreement for disability in the event Zecher suffers any illness or incapacity of such character as to substantially disable him from performing his duties hereunder for a period of more than one hundred and eighty (180) consecutive days in any one calendar year upon Auto giving at least thirty (30) days written notice of its intention to so terminate. If Zecher shall resume his duties hereunder within thirty (30) days following the receipt of such notice and shall perform such duties for forty
(40) days of the next sixty (60) consecutive days thereafter, the Employment Term shall continue without interruption and such notice of intention to terminate shall have no further force or validity.

     (b) This Agreement shall terminate upon the death of Zecher, except that Zecher's salary shall be payable to his estate for one hundred eighty (180) days thereafter, together with all accrued bonuses and outstanding unreimbursed expenses.

     (c) Auto may terminate this Agreement at any time with Reasonable Cause upon five (5) days written notice to Zecher. "Reasonable Cause" means (i) conviction of a crime involving moral turpitude; (ii) Zecher having engaged in any activity in competition with Auto, without Auto's consent; (iii) Zecher having divulged any secret or confidential information of a material nature belonging to Auto, without Auto's consent, except as required by law; (iv) Zecher's dishonesty or misconduct that is damaging or detrimental to Auto in any material respect; or (v) Zecher's breach of any material term of this Agreement; provided, however, that notice under this provision shall not be effective unless Zecher shall have first received written notice from Auto of the specific acts or omissions alleged to constitute a breach of any material term of this Agreement, and such breach continues unremedied for a period of fifteen (15) days after such notice.

     (d) If either (i) a third person, including a "group" as defined in Section 13(d) (3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Auto having 25% or more of the total number of votes that may be cast for the election of directors of Auto or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of Auto before the Transaction shall cease to constitute a majority of the Board or the Board of Directors of any successor to Auto; then and in such event for a period of one hundred and twenty (120) days following the occurrence of such an event Zecher may elect to terminate this Agreement upon five (5) days prior written notice to Auto and upon such termination Zecher shall be entitled to receive, in addition to any other payments due to Zecher pursuant to this Agreement, a severance payment equal to the greater of (a) $250,000, or (b) the compensation due to Zecher for the balance of the Employment Term. Upon the occurrence of a Transaction, the Company will cause to be placed in escrow with Dreyer and Traub an amount sufficient to cover the Company's obligations to Zecher under this paragraph 8(d) (the "Escrow"). The Escrow, or any applicable portion thereof, will be distributed to Zecher upon his election to terminate this Agreement as provided for hereinabove. Any balance of the Escrow will be returned to the Company.

     9. Non-Competition. Zecher covenants and agrees that during his employment hereunder and for a period of two years after his employment hereunder is terminated, he will not, without the prior written consent of Auto, (a) compete with the business of Auto or any of its subsidiaries or affiliates and, in particular, he will not without such consent, directly or indirectly, own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as a director, officer, employee, partner, consultant or agent with, any business in competition with or similar to the business of Auto or any of its subsidiaries or affiliates; provided, however, that Zecher may own up to two percent of the capital stock of any publicly traded corporation in competition with the business of Auto or any of its subsidiaries or affiliates if the fair market value of such corporation's outstanding capital stock exceeds $100 million, and
(b) divert, take away, interfere with or attempt to take away any present or former employee or customer of Auto or any of its subsidiaries or affiliates. The provisions of this Section 9 shall no longer be applicable if Zecher's employment is terminated by Auto (other than for cause) or by Zecher pursuant to the provisions of Section 8(d) hereof during the Employment Term. In the event that the provisions of this Section 9 should ever be deemed to exceed the time or geographic limitations or any other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum permitted by applicable law. Zecher acknowledges and agrees that the foregoing covenant is an essential element of this Agreement and that, but for the agreement of Zecher to comply with the covenant, the Company would not have entered into this Agreement, and that the remedy at law for any breach of the covenant will be inadequate and the Company, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     10. Confidential Information. Zecher recognizes and acknowledges that the customer lists, patents, inventions, copyrights, methods of doing business, trade secrets and proprietary information of Auto including, without limitation, as the same may exist from time to time, are valuable, special and unique assets of the business of Auto. Except in the ordinary course of business or as required by law, Zecher shall not, during or after the Employment Term, disclose any such list of customers or any part thereof, any such patents, inventions, copyrights, methods of doing business, trade secrets or proprietary information which are not otherwise in the public domain to any person, firm, corporation or other entity for any reason whatsoever. In addition, Zecher specifically acknowledges and agrees that the remedy at law for any breach of the foregoing shall be inadequate and that AutoInfo and the Company, in addition to any other relief available to them, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage.

     11. COBRA. In the event of Zecher's death during the term of this Agreement, Auto shall make all COBRA medical premium payments for Zecher's family for the three year period following his death.

     12. Opportunities. During his employment with Auto, Zecher shall not take any action which might divert from Auto or any of its subsidiaries or affiliates any opportunity which would be within the scope of any of the present or future businesses of Auto or any of its subsidiaries or affiliates.

     13. Contents of Agreement, Parties in Interest, Assignment, etc. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Zecher hereunder which are of a personal nature shall neither be assigned nor transferred in whole or in party by Zecher. This Agreement shall not be amended except by a written instrument duly executed by Auto and Zecher.

     14. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable for any reason, such term or provision shall be ineffective to the extend of such invalidity or unenforceability without invalidating the remaining terms and provisions hereof, and this Agreement shall be construed as if such invalid or unenforceable term or provision had not been contained herein.

     15. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other party shall be in writing and shall be deemed to have been duly given when delivered personally or five (5) days after dispatch by registered or certified mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

         If to Auto
         addressed to:                      AutoInfo, Inc.
                                            1600 Route 208
                                            Fair Lawn, New Jersey 07410
                                            Attn: President

         with a copy to:                    Dreyer and Traub
                                            101 Park Avenue
                                            New York, New York 10178
                                            Attn: Kenneth S. Rose, Esq.

         If to Zecher
         addressed to:                      Scott Zecher
                                            1341 Hudson Road
                                            Teaneck, N.J. 07666

or at such other address as the one party shall specify to the other party in writing.

     16. Counterparts and Headings. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all which together shall constitute one and the same instrument. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     17. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New Jersey.

     18. Arbitration. Any disputes arising hereunder shall be submitted to arbitration before a single arbitrator in New York City under the rules and regulations of the American Arbitration Association. Any award in such arbitration proceeding may be enforced in any court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 AUTOINFO, INC.

                                 By:       /s/ Jason Bacher
                                           ----------------------
                                           Jason Bacher, Chairman
                                            of the Board

                                           /s/ Scott Zecher
                                           ----------------------
                                           Scott Zecher